                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Lon R. Greenberg, Chief Executive Officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the "Company"), hereby certify that to our knowledge:


      (1) The Company's periodic report on Form 10-Q/A for the period ended June 30, 2004 (the "Form 10-Q/A") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and



      (2) The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      * * *

CHIEF EXECUTIVE OFFICER                       CHIEF FINANCIAL OFFICER

/s/ Lon R. Greenberg                          /s/ Anthony J. Mendicino
------------------------------------          ----------------------------------
Lon R. Greenberg                              Anthony J. Mendicino


Date: February 4, 2005                        Date: February 4, 2005